Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-62014 of TXU Corp. on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of the TXU Deferred and Incentive Compensation Plan for the year ended March 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 23, 2006